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Exhibit 99.2

CONSENT OF JMP SECURITIES LLC

The Board of Directors
Forestar Group Inc.
6300 Bee Cave Road
Building Two, Suite 500
Austin, Texas 78746-5149

RE: Proxy Statement/Prospectus of Forestar Group Inc. ("Forestar") which forms part of Amendment No. 1 to the Registration Statement on Form S-4 of Forestar (the "Amended Registration Statement").

Dear Board of Directors:

        We hereby consent to the inclusion of our opinion letter, dated June 28, 2017, to the Board of Directors of Forestar as Annex D to the proxy statement/prospectus included in the Amended Registration Statement filed with the Securities and Exchange Commission on the date hereof and the references to our opinion in such proxy statement/prospectus under the headings "SUMMARY—Opinion of Forestar's Financial Advisor," "THE MERGER—Background of the Merger," "THE MERGER—Recommendation of the Forestar Board of Directors and Reasons for the Merger," and "THE MERGER—Opinion of Forestar's Financial Advisor." The foregoing consent applies only to the Amended Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

        In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: August 22, 2017
/s/ JMP SECURITIES LLC JMP SECURITIES LLC

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  Exhibit 99.2
CONSENT OF JMP SECURITIES LLC